UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2017

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive,

Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

ASV Amends Credit Agreement

Manitex International, Inc.’s (the “Company”) joint venture entity A.S.V., LLC (“ASV”) is a party to a unitranche credit agreement with PNC Bank, National Association, and another lender (the “Banks”) to provide a $65 million, 5-year credit facility (the “Credit Agreement”). On April 25, 2017, ASV and the Banks entered into the First Amendment the Credit Agreement (the “Credit Agreement Amendment”). The principal modifications to the Credit Agreement resulting from the Credit Agreement Amendment are as follows:

•	A revision to one of the prongs of the “Change of Control” definition limiting the percent of equity interests in ASV that the Company is required to hold

•	Establishing a mechanism for the exchange of previously pledged equity in ASV for equity in ASV in the event of a Qualified IPO (as defined in the Credit Agreement); and

•	A revision to the provisions in the Credit Agreement regarding mandatory prepayments of the indebtedness in the event of a Qualified IPO (as defined in the Credit Agreement).

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02. Results of Operation and Financial Condition.

On April 26, 2017, ASV filed an amended registration statement on Form S-1 (File No. 333-216912) (the “Registration Statement”) with the Securities and Exchange Commission. The Registration Statement included certain preliminary financial results for ASV for the three months ended March 31, 2017 (the “Preliminary Financial Data”), which is also set forth below. The Preliminary Financial Data has been prepared by, and is the responsibility of, ASV’s management. UHY LLP, the Company’s and ASV’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the Preliminary Financial Data. Accordingly, UHY LLP does not express an opinion or any other form of assurance with respect thereto.

ASV is currently in the process of finalizing its financial results for the three months ended March 31, 2017. Based on preliminary unaudited information and management estimates for the three months ended March 31, 2017, ASV expects:

•	revenue of $26.0 million to $28.0 million (compared to $28.5 million during the three months ended March 31, 2016);

•	operating income of $0.8 million to $1.1 million (compared to $1.0 million during the three months ended March 31, 2016);

•	GAAP net income of $0.0 million to $0.2 million (compared to net loss of $0.3 million during the three months ended March 31, 2016);

•	EBITDA of $2.0 million to $2.3 million (compared to $2.3 million during the three months ended March 31, 2016);

•	adjusted EBITDA of $2.2 million to $2.4 million (compared to adjusted EBITDA of $2.3 million during the three months ended March 31, 2016);

•	adjusted EBITDA to be 8.6% of net revenues (compared to 7.9% during the three months ended March 31, 2016);

•	revenues from sales of machines to be $18.7 million (compared to $16.8 million during the three months ended March 31, 2016);

•	revenues from sales of machines through Terex distribution channels to be 5.2% of total revenues from sales of machines (compared to 48.1% during the three months ended March 31, 2016); and

•	growth in revenues from sales of machines through our North American distribution channels to be 93% compared to the three months ended March 31, 2016.

ASV provided ranges for its preliminary results because its financial closing procedures for the three months ended March 31, 2017 are not yet complete. The above information was not prepared by ASV with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to projected financial information, but, in the view of ASV’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of ASV’s management’s knowledge and belief, ASV’s expectations for the three months ended March 31, 2017. However, the preliminary results are subject to change during the completion of ASV’s financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the first quarter are finalized. Therefore, ASV’s actual results for the three months ended March 31, 2017 may differ materially from the above information as a result of, among other things, the important factors discussed under “Risk Factors” and elsewhere in the Registration Statement.

The table below sets forth a reconciliation of ASV’s net income to EBITDA and Adjusted EBITDA for the three months ended March 31, 2017:

($ in millions)	Three Months Ended March 31,
	2017	2016
Net income (loss)	0.0-0.2	(0.3)
Interest Expense	0.9	1.3
Depreciation and Amortization	1.2	1.2

EBITDA	$2.0-2.3	$2.3

Costs of ConExpo trade show	0.1	—
Revision to accrual for legal proceeding expenses less legal costs	(0.2)	—
Stock compensation and transaction related compensation costs	0.1	—

Adjusted EBITDA	$2.2-2.4	$2.3

Adjusted EBITDA as % of net revenues	8.6%	7.9%

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Name:	David H. Gransee
Title:	Vice President and CFO

Date: April 26, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Revolving Credit, Term Loan and Security Agreement dated as of December 23, 2016 among A.S.V., LLC, the Loan Parties thereto, the Lenders and PNC Bank, National Association, as agent for Lenders.